EXHIBIT 32.2

SECTION 906 CERTIFICATION OF

 PRINCIPAL FINANCIAL OFFICER

 OF GOLDENWELL BIOTECH, INC.

In connection with the accompanying Annual Report on Form 10-K of Goldenwell Biotech, Inc. for the year ended December 31, 2020, the undersigned, Hua Xie, Secrtary of Goldenwell Biotech, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended December 31, 2020 fairly presents, in all material respects, the financial condition and results of operations of Goldenwell Biotech, Inc.

Date: July 23, 2021	By:	/s/ Hua Xie
	Name:	Hua Xie
	Title:	Secretary (principal accounting officer and principal financial officer)